Exhibit 16(c)

Confidential

Citizens Communications [LOGO]

PRESENTATION TO THE BOARD OF DIRECTORS


May 16, 2002

Confidential Material Presented to the Board of Directors of
Citizens Communications Company

     MATERIAL FOR THE BOARD OF DIRECTORS OF CITIZENS COMMUNICATIONS COMPANY

The following pages contain material provided to the Board of Directors of Citizens Communications Company ("Citizens") by Salomon Smith Barney Inc. ("Salomon Smith Barney") in response to Citizens' request for a valuation analysis of Electric Lightwave. The information contained in this material was obtained from Citizens, Electric Lightwave and other sources. Any estimates and projections for such companies contained herein have been prepared or adopted by Citizens or Electric Lightwave management or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Citizens as the Board of Directors of Citizens and, accordingly, none of Citizens or Salomon Smith Barney nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of Citizens. None of Citizens or Salomon Smith Barney undertakes any obligation to update or otherwise revise the accompanying materials.


                                                     Salomon Smith Barney [LOGO]

Situation Overview

     > Citizens Communications Co. ("Citizens") owns an 84.7% economic stake (96.0% voting) in Electric Lightwave ("ELIX"), a facilities-based competitive local exchange carrier ("CLEC") operating primarily in the western portion of the U.S.

     >    ELIX, along with many other CLECs, has produced disappointing results
          o Many CLECs have reorganized through Chapter 11 or liquidated for cents on the dollar

     > Citizens has supported ELIX via debt guarantees and the direct provision of funds as a lender

     > During 2002, approximately $510 million of ELIX debt matures, all of which is guaranteed by Citizens
          o $400 million third party revolving credit facility and $110 million of operating lease agreements
               - $110 million matured on April 30 and was repaid through a draw down on ELIX's credit facility from Citizens

          o ELIX has no ability to access the capital markets to refinance the remaining $400 million obligation

     >    SSB's valuation analysis concludes that ELIX's equity is worthless:


(Dollars in millions)
-------------------------------------------------------------------------------------------------------------------------
                                                         Enterprise Value Reference Range
                                                        ----------------------------------
Methodology                                                 Low                  High             Implied Equity Value
------------------------------------------------------------------------------------------------------------------------
CLEC Trading Multiples                                     $100                  $250                      $0
Discounted Cash Flow Analysis:
     Hypothetical Cost of Private Capital                    70                   110                       0
     Hypothetical Public Market Capital Structure           260                   330                       0
Distressed Precedents                                        80                   250                       0
------------------------------------------------ -----------------------------------------------------------------------

                                                     Salomon Smith Barney [LOGO]

Telecom Capital Markets Update


THE TELECOM SECTOR HAS EXPERIENCED A TREMENDOUS DECLINE DURING THE PAST 18
MONTHS

(The table below was represented as a bar graph in the printed material)

---------------------------------------------
STOCK MARKET PERFORMANCE SINCE 01/01/01(a)(b)
---------------------------------------------
CLEC                    (96.0%)

Fiber                   (95.1%)

Wireless                (64.0%)

Long Distance           (45.8%)

RBOCs                   (39.2%)

NASDAQ                  (32.1%)

S&P 500                 (17.7%)

RLECs                   (16.3%)


(The table below was represented as a bar graph in the printed material)

----------------------------------------------
SELECTED CLEC YIELDS AND PRICES(C)
----------------------------------------------

                                        Yield              Price
-----------------------------------------------------------------

TWTC 10.125% Sr. Nts.                   23%                 $53

TWTC 9.750% Sr. Nts.                    25%                 $53

ALGX 12.875% Sr. Nts.                   60%                 $25

FCOM 11.875% Sr. Nts.                   56%                 $23

ALGX 11.750% Sr. Disc. Nts.             65%                 $15

XOXO 10.750% Sr. Nts.                   97%                 $11


(The table below was represented as a bar graph in the printed material)

----------------------------------------------
INVESTMENT GRADE TRADING SPREADS
----------------------------------------------

                                1/4/2002              5/13/2002
-----------------------------------------------------------------

WCOM 7.500% Sr. Nts.              193                   1,615

Q 7.250% Sr. Nts.                 230                     582

T 7.300% Sr. Nts.                 180                     386

FON 8.375% Sr. Nts.               174                     396

CZN 9.250% Sr. Nts.               250                     310

VZ 7.250% Sr. Nts.                112                     192

SBC 6.250% Sr. Nts.               85                      132

BLS 6.000% SR. Nts.               88                      128

------------------
CLEC SECTOR NOTES
------------------

> Current market capitalization of the entire CLEC sector is approximately $1.2 billion, representing a 96% decline from $29.0 billion at year-end 2000

> The emerging telecom sector continues to experience pressure as numerous companies have conducted restructurings or have filed for bankruptcy
     o XO, Focal, NorthPoint, E.spire, Winstar, Teligent, Rhythms, Adelphia, McLeod, Global Crossing, Williams
> The only new capital being invested in the CLEC sector is from existing private equity sponsors attempting to salvage their previous investments

--------------------------------------------------------------------------------
(a) CLEC (RCN, ELIX, CLEC, ALGX, FCOM, TWTC, COVD, DSLN, NAS, CWON, PACW); Fiber (LVLT, BRW); Wireless (WWCA, NXTL, PCS, AWE, AT, RCCC, USM, TPC, DCEL, PCSA, APS, NXTP, UPCS, UNWR, LWIN); Long Distance (T, WCOM, FON); RBOCs (BLS, SBC, VZ, Q); RLECs (CTL, TDS, CZN).
(b)  Based on closing prices as of May 15, 2002.
(c)  Trading values as of May 13, 2002.


                                                     Salomon Smith Barney [LOGO]
2

Electric Lightwave - Stock Price Performance

After reaching a peak of approximately $26.00 in early 2000, ELIX's stock price has declined steadily through the $1.00 threshold. ELIX's average closing price for the last six months is $0.44.

------------------------------------------
ELECTRIC LIGHTWAVE STOCK PRICE PERFORMANCE
------------------------------------------

LINE GRAPH OF WEEKLY DATA: NOVEMBER 26, 1997 THROUGH MAY 15, 2002 APPEARS HERE


---------------------------------------------------
ELECTRIC LIGHTWAVE RELATIVE STOCK PRICE PERFORMANCE
---------------------------------------------------

LINE GRAPH OF WEEKLY DATA: NOVEMBER 26, 1997 THROUGH MAY 15, 2002 APPEARS HERE

--------------------------------------------------------------------------------


                                                     Salomon Smith Barney [LOGO]
3

Enterprise Valuation Summary



SSB estimates the enterprise value
of ELIX to be no greater than approximately
$330 million.

At these levels, there is no
value in ELIX's equity.

                                                Range of Values
                                         -----------------------------
                                          Enterprise Value ($ in millions)

CLEC Trading Multiples                           $100 -  $250

DCF - Hypothetical Cost of
      Private Capital (a)                        $ 70 -  $110

DCF - Hypothetical Public Market
      Capital Stucture (a)                       $260 -  $330

Distressed Precedents                            $ 80 -  $250


(a)  Before restructuring costs.


                                                     Salomon Smith Barney [LOGO]
4

Selected Historical Financial Results


(Dollars in millions, except per share data)
--------------------------------------------------------------------------------------- --------------------------------------------
                                                    2000A                                                  2001A
                                     ------------------------------------               --------------------------------------------
                                     Q1         Q2        Q3         Q4        2000A      Q1       Q2       Q3        Q4      2001A
------------------------------------------------------------------------------------------------------------------------------------
Network Services                    $16        $17       $22        $23        $77       $26      $26      $26       $23      $101
Local Telephone Services             24         26        25         23         99        22       22       14        15        73
Long Distance Services                5          4         4          4         16         3        3        3         3        12
Data Services                        12         13        13         13         52        12        9       10         9        40
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
Revenues                            $57        $61       $64        $63       $244     $62.6     $60.4     $53       $50      $227
    Revenue Growth                   --          7%        5%       (1%)                 (1%)     (3%)    (12%)      (6%)
Network Access Costs                (21)       (18)      (18)       (17)       (74)      (17)     (17)     (17)      (21)      (72)
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
Gross Profit                        $36        $42        $46       $46       $170       $46      $43      $36       $30      $155
    Gross Margin                     64%        70%       72%        73%        70%       73%      72%      68%       59%       68%
Operations                          (12)       (13)      (13)       (14)       (53)      (12)     (14)     (14)      (11)      (51)
SG&A                                (31)       (30)      (28)       (26)      (115)      (30)     (26)     (24)      (18)      (98)
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
EBITDA                              ($7)       ($1)       $5         $5         $2        $3       $4      ($2)       $1        $6
    EBITDA  Margin                   NM         NM        8%         8%          1%        5%       7%      NM         1%        3%
D&A                                 (13)       (15)      (16)       (18)       (62)      (19)     (20)     (20)      (20)      (79)
Interest Expense and Other          (15)       (19)      (21)       (22)       (76)      (15)     (24)     (25)      (26)      (91)
Income Tax Expense                   (0)        (0)       (0)         1         (0)       (0)      (0)      (0)       (1)       (1)
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
                                  ---------- --------- ---------- ---------- ---------- -------- -------- -------- --------- -------
Net Loss                           ($35)      ($35)     ($33)      ($34)     ($136)     ($31)    ($40)    ($47)     ($46)    ($165)
Net Loss per Common Share         (0.70)     (0.69)    (0.64)     (0.67)     (2.71)    (0.74)   (0.79)   (0.92)    (0.91)    (3.37)
Capex                               $25        $45       $21        $18       $109       $20      $15       $9       $11       $55
EBITDA - Capex                      (32)       (46)      (16)       (13)      (107)      (17)     (11)     (11)      (10)      (49)
------------------------------------------------------------------------------------------------------------------------------------

Source:  Company filings.


                                                     Salomon Smith Barney [LOGO]
5

Valuation Based on CLEC Trading Multiples


Comparable CLEC valuation metrics
derived from the public markets yield
a value for Electric Lightwave that is
significantly less than its outstanding debt.


(Dollars in millions, except per access line data)
----------------------------------------------------------------------------------------------------------------
                                                        Selected Range(a)               Implied ELIX Valuation
                                        ELIX         -----------------------          --------------------------
                                       Metric         Low             High              Low             High
----------------------------------------------------------------------------------------------------------------
Enterprise Value /
   2001A Revenue                       $227          0.70x           1.40x             $159             $317
   2002E Revenue(b)                     179          0.50            0.90                90              161
   2003E Revenue(b)                     199          0.30            0.70                60              139
   Net PP&E(c)                          815          0.20            0.60               163              489
   Access Lines(d)                  148,787          $600          $1,000                89              149
----------------------------------------------------------------------------------------------------------------
                            Selected Enterprise Value Reference Range                  $100             $250
----------------------------------------------------------------------------------------------------------------
                            Less: FMV Debt (e)                                         (833)            (833)
                            Plus: Cash (c)                                                4                4
                                                                                     ---------------------------
                            Implied Equity Value Shortfall                            ($729)           ($579)
----------------------------------------------------------------------------------------------------------------

Notes: The following companies were used to determine firm value multiples:
TWTC, ALGX, FCOM, CWON, CLEC, XOXO, MCLD.

(a)  Comparable firm value multiples are based on market value of debt.
(b)  ELIX projections are based on Electric Lightwave management estimates.
(c)  Financial data as of March 31, 2002.
(d)  Access line data as of December 31, 2001.
(e) Debt is based on fair market value of long-term debt of $425.5 million (book value $666.9 million) plus current bank credit facility of $400.0 million, plus current capital lease obligations of $7.5 million, all as of March 31, 2002.


                                                     Salomon Smith Barney [LOGO]
6

CLEC Trading Multiples

ELIX's trading
multiples reflect
Citizens' guarantee of its debt.


-----------------------------------------------------------------------------------------------------------------------------------
TRADING MULTIPLES - DEBT VALUED AT MARKET
($ in millions, except per share and per access line data)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Enterprise Value as a Multiple of:
                                        Price     Equity    Enterprise   ----------------------------------------------------------
Company Name                Ticker     5/15/02     Value       Value      2001A Rev.   2002E Rev. 2003E Rev.  Acc. Lines  Net PP&E
-----------------------------------------------------------------------------------------------------------------------------------
Tier I CLECs

Time Warner Telecom          TWTC      $2.55       $293        $649         0.9x         0.9x        0.7x        NA         0.4x
Allegiance Telecom           ALGX       1.39        161         221         0.4          0.3         0.2        $194         0.2

Median                                                                      0.7x         0.6x        0.4x       $194        0.3x

Tier II CLECs
Focal Communications         FCOM      $5.00        $25        $172         0.5x         0.5x        0.4x       $244        0.4x
Choice One                   CWON       1.27         56         213         1.3          0.6         0.4         494        0.6
US LEC                       CLEC       2.99         79          78         0.4          0.4         0.3         359        0.4
XO Communications            XOXO       0.05         22       1,159         0.9           NA          NA          NA         0.3
McLeodUSA                    MCLD       0.86        281       1,112         0.6           NA          NA          NA         0.4

Median                                                                      0.6x         0.5x        0.4x       $359         0.4x

CLEC Median                                                                 0.6x         0.5x        0.4x       $301         0.4x
----------------------------------------------------------------------------------------------------------------------------------
Electric Lightwave (a)       ELIX       $0.34       $17         $846       3.7x        4.7x        4.3x       $5,688        1.0x
----------------------------------------------------------------------------------------------------------------------------------


OPERATING DATA

-----------------------------------------------------------------------------------------------------------------------
                                                                                                   Access
                            Switches    Gross      EBITDA       2001A       2002E      2003E       Lines         Net
Company Name                  (b)      Margin(c)  Margin(c)      Rev.       Rev.        Rev.      ('000)(b)    PP&E(d)
-----------------------------------------------------------------------------------------------------------------------
Tier I CLECs
Time Warner Telecom            44        56.5%      22.9%        $699       $758        $975          NA      $1,791
Allegiance Telecom             31        49.4         NM          500        764       1,015       1,139       1,015

Median                         38        52.9%      22.9%        $600       $761        $995       1,139      $1,403

Tier II CLECs
Focal Communications           28        51.8%        NM         $332       $347        $438         704        $439
Choice One                     26        40.2         NM          165        341         473         430         354
US LEC                         26        49.4         NM          179        221         288         217         189
XO Communications              NA        57.9         NM        1,259         NA          NA          NA        3,633
McLeodUSA                      50        42.4        6.5%       1,811         NA          NA          NA        2,536

Median                         27        49.4%       6.5%        $332       $341        $438         430        $439

CLEC Median                    30        49.4%      14.7%        $500       $347        $473         567      $1,015
-----------------------------------------------------------------------------------------------------------------------
Electric Lightwave              8        47.2%        NM         $227       $179        $199         149        $815
-----------------------------------------------------------------------------------------------------------------------

Note: Projections for comparable companies are based on Wall Street research.
      ELIX projections are based on Electric Lightwave management estimates.

(a) Electric Lightwave's enterprise value is based on fair market value for its long-term debt of $425.5 million (book value of $666.9 million), plus current bank credit facility of $400.0 million, plus current capital lease obligations of $7.5 million, less cash of $4.0 million.
(b)  Switch and access line data as of December 31, 2001.
(c) Margins for the three months ended March 31, 2002. The calculation for Gross Margin is based on revenue less cost of services. In the case of Electric Lightwave, cost of services includes Network Access and Operations expenses.
d)  Net PP&E as of March 31, 2002.


                                                     Salomon Smith Barney [LOGO]
7

Discounted Cash Flow Analysis - Management Estimates


Estimation of WACC for ELIX is hindered
by the extremely high debt yields and
distressed equity conditions found in
the CLEC sector today.

The cases presented herein assume hypothetical capital structures which are achievable only via significant financial restructuring.

The ability of ELIX to access arm's
length capital at pricing consistent
with the assumptions underlying our
analysis, even assuming a significant
financial restructuring, is subject to
considerable uncertainty.

(Dollars in millions)

                        Terminal EBITDA Multiple Range
              -----------------------------------------------------
                     5.0x        5.5x      6.0x      6.5x      7.0x
              ----------------------------------------------------

HYPOTHETICAL COST OF PRIVATE CAPITAL

       WACC               Enterprise Value as of 5/15/02
     --------------------------------------------------------------
      25.0%          $113       $118      $123      $128      $134
      27.5%            96        100       104       108       113
      30.0%            81         85        88        92        95
      32.5%            69         72        75        78        81
      35.0%            59         61        64        66        69
     ---------------------------------------------------------------


       WACC             Implied Equity Value as of 5/15/02(a)
     --------------------------------------------------------------
      25.0%         ($957)     ($952)    ($947)    ($942)    ($937)
      27.5%          (975)      (970)     (966)     (962)     (958)
      30.0%          (989)      (986)     (982)     (979)     (975)
      32.5%        (1,001)      (998)     (995)     (992)     (989)
      35.0%        (1,012)    (1,009)   (1,007)   (1,004)   (1,002)


                           Terminal EBITDA Multiple Range
              -----------------------------------------------------
                      5.0x       5.5x      6.0x      6.5x      7.0x
              -----------------------------------------------------

HYPOTHETICAL PUBLIC MARKET CAPITAL STRUCTURE

       WACC               Enterprise Value as of 5/15/02
     --------------------------------------------------------------
      11.0%          $308       $324      $340      $357      $373
      12.0%           285        300       315       330       345
      13.0%           264        278       292       306       319
      14.0%           245        258       271       283       296
      15.0%           228        239       251       263       274


       WACC             Implied Equity Value as of 5/15/02(a)
     --------------------------------------------------------------
      11.0%         ($763)     ($746)    ($730)    ($714)    ($697)
      12.0%          (785)      (770)     (755)     (740)     (725)
      13.0%          (806)      (792)     (778)     (765)     (751)
      14.0%          (825)      (812)     (800)     (787)     (775)
      15.0%          (842)      (831)     (819)     (808)     (796)

Note: Based on Electric Lightwave management projections.
(a) Equity value equals enterprise value less debt of $1,074.4 million, plus cash of $4.0 million.


                                                     Salomon Smith Barney [LOGO]
8

Distressed Precedent Transaction List

The average Net PP&E recovery rate
associated with distressed telecom
reorganizations and liquidations in
emerging telecom has been approximately
20 cents on the dollar.


-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except value recovery per dollar of Net PP&E)
-----------------------------------------------------------------------------------------------------------------------------------
                              Bankruptcy                    Reported         Value Recovery per
Company                      Filing Date       Net PPE   Value Recovery      Dollar of Net PP&E                Commentary
-----------------------------------------------------------------------------------------------------------------------------------
GST Telecommunications         5/17/00           $780       $690.0                $0.88                 Last reorganization before
                                                                                                        CLEC sector collapse

Northpoint Communications      1/16/01            455        135.0                 0.30

Winstar Communications         4/18/01          2,987         42.5                 0.01

Viatel                          5/2/01          1,386         80.3                 0.06                  Proposed restructuring

Teligent Corporation           5/21/01            561         72.5                 0.13                  Auction in process, based
                                                                                                         on latest bid (10/25/01)

Rhythms NetConnections          8/1/01            254         31.0                 0.12

Exodus Communications          9/26/01          2,785        850.0                 0.31

Global Crossing                1/28/02         12,058      1,656.0                 0.14                  Auction in process, based
                                                                                                         on latest bid (1/28/02)
                                                                                                         Prepackaged bankruptcy;
                                                                                                         recovery value enhanced
                                                                                                         by ILEC and yellow pages
                                                                                                         assets
McLeodUSA                      1/30/02          2,583      1,575.7                 0.61

Network Plus                   2/4/02             364         15.8                 0.04

------------------------------------------------------------------------------------------------------------------------------------

Mean                                                                              $0.26
Median                                                                             0.13

Mean (w/o GST)                                                                     0.19
Median (w/o GST)                                                                   0.13

------------------------------------------------------------------------------------------------------------------------------------

                                          Selected Recovery Value Range
                                 -----------------------------------------------
Selected Range                            $0.10                   $0.30
ELIX Net PP&E(a)                            815                     815
                                 -----------------------------------------------
Implied Value                               $82                    $245

Less: Net Debt(a)                        (1,070)                 (1,070)
                                 -----------------------------------------------
Implied Equity Shortfall                  ($989)                  ($826)
                                 -----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(a) Financial data as of March 31, 2002.


                                                     Salomon Smith Barney [LOGO]
9